Exhibit 10.1

IBM SUPPLEMENTAL EXECUTIVE RETENTION PLAN

(Effective as of January 1, 2009

with Amendments Adopted through December 2008)

AMENDMENT No. 1

Instrument of Amendment

Article 7.B(2)(c) of the IBM Supplemental Executive Retention Plan is amended, effective December 9, 2014, to read in its entirety as follows:

“(c) the Chairman and Chief Executive Officer and the chief human resources officer in all other cases.”